Exhibit 32.0

BEACON FEDERAL BANCORP, INC.

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ross J. Prossner, President and Chief Executive Officer, and Lisa M. Jones, Vice-President and Principal Financial and Accounting Officer, of Beacon Federal Bancorp, Inc. (Company) each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2009 (Report) and that to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

	By:	/s/ Ross J. Prossner
Ross J. Prossner
President and Chief Executive Officer

	By:	/s/ Lisa M. Jones
Lisa M. Jones
Vice-President and Principal Financial and
Accounting Officer

Date: August 10, 2009